EXHIBIT 23.4

Consent of PricewaterhouseCoopers LLP,

Independent Registered Certified Public Accounting Firm,

dated February 15, 2006

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 of our report dated March 3, 2004, relating to the combined financial statements of Horizon Bay Senior Communities Twenty Communities, which appears in such Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida

February 15, 2006